GREAT SOUTHERN BANCORP, INC.
                               1451 E. Battlefield
                           Springfield, Missouri 65804
                                 (417) 887-4400

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD ON MAY 3, 2000

     You are hereby notified and cordially invited to attend the 2000 Annual Meeting of the Stockholders (the "Annual Meeting") of Great Southern Bancorp, Inc. ("Bancorp"), to be held at the Missouri Sports Hall of Fame, 3861 E. Stan Musial Drive, Springfield, Missouri, on May 3, 2000, at 10:00 a.m., local time.

     A Proxy Statement and Proxy Card for the Annual Meeting are enclosed herewith. The Annual Meeting is for the purpose of considering and voting upon the following matters:

     1.  The election of two directors for a term of three years;

     2. The ratification of the selection of Baird, Kurtz and Dobson as independent auditors of Bancorp for the year ending December 31, 2000; and

     3. Such other matters as may properly come before the Annual Meeting or any adjournments thereof.

     Pursuant to the Bylaws of Bancorp, the Board of Directors has fixed March 17, 2000 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting and at any adjournments thereof. Only record holders of the common stock of Bancorp as of the close of business on that date will be entitled to vote at the Annual Meeting or any adjournments or postponements thereof.

     The Board of Directors of Bancorp unanimously recommends that you vote FOR the election of the nominees named in the accompanying Proxy Statement and FOR the ratification of the selection of Baird, Kurtz and Dobson as independent auditors for Bancorp for the year ending December 31, 2000. Stockholders are urged to attend the meeting in person. If you are not able to do so and wish that your shares be voted, you are requested to complete, sign, date and return the enclosed Proxy in the postage prepaid envelope provided. You may revoke your Proxy as indicated in the accompanying Proxy Statement at any time prior to its exercise.

                                 By Order of the Board of Directors,

                                 /s/ William V. Turner

                                 William V. Turner
                                 Chairman of the Board

Springfield, Missouri
March 29, 2000

           IMPORTANT: WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED RETURN ENVELOPE IN ORDER TO ASSURE REPRESENTATION OF YOUR SHARES. PROMPT RETURN OF THE PROXY WILL ASSURE A QUORUM AND SAVE BANCORP UNNECESSARY EXPENSE.

                          GREAT SOUTHERN BANCORP, INC.
                               1451 E. Battlefield
                           Springfield, Missouri 65804
                                 (417) 887-4400

                                 PROXY STATEMENT
                                       FOR
                         ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD ON MAY 3, 2000

SOLICITATION OF PROXIES

     This Proxy Statement is being furnished to stockholders of Great Southern Bancorp, Inc. ("Bancorp") in connection with the solicitation by the Board of Directors of Bancorp of proxies to vote Bancorp's common stock, $.01 par value (the "Common Stock"), at the Annual Meeting of Stockholders (the "Annual Meeting") of Bancorp for the calendar year ended December 31, 1999 ("Calendar Year 1999") to be held at the Missouri Sports Hall of Fame, 3861 E. Stan Musial Drive, Springfield, Missouri at 10:00 a.m., local time, and at any and all adjournments or postponements thereof. The Notice of the Annual Meeting, a Proxy Card and Bancorp's Annual Report to Stockholders for Calendar Year 1999 (the "Annual Report") accompany this Proxy Statement.

     Regardless of the number of shares of Common Stock owned, it is important that stockholders be represented by proxy or present in person at the Annual Meeting. Stockholders are requested to vote by completing the enclosed Proxy Card and returning it signed and dated in the enclosed postage prepaid envelope. Stockholders are urged to indicate their vote in the spaces provided on the Proxy Card. PROXIES RECEIVED PURSUANT TO THIS SOLICITATION WILL BE VOTED IN ACCORDANCE WITH THE DIRECTIONS GIVEN THEREIN. WHERE NO INSTRUCTIONS ARE INDICATED, PROXIES WILL BE VOTED "FOR" THE ADOPTION OF THE SPECIFIC PROPOSALS PRESENTED IN THIS PROXY STATEMENT.

     A proxy may be revoked by a stockholder at any time prior to its exercise by filing written notice of revocation with the Secretary of Bancorp at the above address, or by delivering to Bancorp, at any time before the Annual Meeting, a duly executed proxy bearing a later date. Attendance at the Annual Meeting will not have the effect of revoking a properly executed proxy unless the stockholder delivers a written revocation to the Secretary of Bancorp before the proxy is voted.

     The cost of solicitation of proxies and of the Annual Meeting will be borne by Bancorp. In addition to the solicitation of proxies by mail, proxies may also be solicited personally or by telephone or telegraph by directors, officers and regular employees of Bancorp not specifically engaged or compensated for that purpose. Bancorp will also, upon request, reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable expenses in sending proxy materials to their principals and obtaining their proxies.

     The approximate date on which this Proxy Statement and the accompanying Proxy Card are first being sent to stockholders of Bancorp is March 29, 2000.

VOTING

     The close of business on March 17, 2000 has been fixed by the Board of Directors as the record date (the "Record Date") for the determination of stockholders entitled to notice of and to vote at the Annual Meeting and any and all adjournments or postponements thereof. Only stockholders of record at that time are entitled to notice of and to vote at the Annual Meeting. The total number of shares of Common Stock outstanding on the Record Date was 7,288,864, which are the only securities of Bancorp entitled to vote at the Annual Meeting.

     GENERAL VOTING RULES. Each stockholder of the Common Stock is entitled to cast one vote for each share of Common Stock held on the Record Date on all matters including the election of directors except that any stockholder that beneficially owns in excess of 10 percent (the "Limit") of the then outstanding shares of Common Stock is not entitled to vote shares in excess of the Limit.

     In order for any of the proposals considered at the Annual Meeting to be approved by Bancorp's stockholders, the holders of a majority of the shares of Bancorp Common Stock entitled to vote must constitute a quorum by being present at the meeting, either in person or through a proxy, regardless of whether such stockholders vote their shares. However, shares in excess of the Limit are not considered present for purposes of determining a quorum. With respect to proposals other than the election of directors, the affirmative vote of the majority of the shares voted shall be the act of the stockholders. The directors must be elected by a plurality of the shares voted.

     In determining the percentage of shares that have been affirmatively voted for a particular proposal, the affirmative votes are measured against the votes for and against the proposal plus the abstentions from voting on the proposal. A stockholder may abstain from voting on any proposal other than the election of the directors, and shares for which the holders abstain from voting are not considered to be votes affirmatively cast. Thus, abstaining will have the effect of a vote against a proposal.

     A director is elected by an affirmative vote of the plurality of the quorum of shares of Common Stock present at the Annual Meeting that are entitled to vote on the election of the director. With regard to the election of the director, votes may be cast in favor or withheld. Votes that are withheld and broker non-votes will be excluded entirely from the vote and will have no effect.

     All shares of Common Stock represented at the Annual Meeting by proxies solicited hereunder will be voted in accordance with the specifications made by the stockholders executing such proxies. If a properly executed and unrevoked proxy solicited hereunder does not specify how the shares represented thereby are to be voted, such shares will be voted FOR the election as director of the person nominated by the Board of Directors, FOR the ratification of the Board of Directors' selection of independent accountants for the year ending December 31, 2000, and in accordance with the discretion of the persons appointed proxy for such shares upon such other matters as may properly come before the Annual Meeting.

                        PROPOSAL 1. ELECTION OF DIRECTORS

     The number of directors constituting Bancorp's Board of Directors is five. The By-laws classify the Bancorp Board into three classes and stagger the terms of each class to expire in different years. The term of office of one class of directors expires each year in rotation so that the class is up for election at each annual meeting of stockholders for a full three-year term. The term of two of the present directors is expiring at this Annual Meeting.

     The directors elected at the Annual Meeting will hold office for a three-year term expiring in 2003 or until their successors are elected and qualified. Bancorp expects that the other directors will continue in office for the remainder of their terms. The nominees for director have indicated that they are willing and able to serve as directors if elected and have consented to being named as nominees in this Proxy Statement. If any Board nominee should for any reason become unavailable for election, it is intended that the proxies will be voted for such substitute nominee as shall be designated by the present Board of Directors, unless the proxies direct otherwise.

NOMINEES TO SERVE A THREE-YEAR TERM EXPIRING AT THE 2003 ANNUAL MEETING

     William K. Powell, age 78, was elected a Director of Great Southern in 1965 and of Bancorp in 1989. Mr. Powell is President of Herrman Lumber Company in Springfield, Missouri, where he has served since 1947. Mr. Powell is also President of United Mill Works, Inc. and Herrman Realty Company in Springfield, Missouri, both of which were founded by him in 1951. None of these entities are affiliated with Bancorp.

     Joseph W. Turner, age 35, joined Bancorp in 1995. He has been employed by Great Southern since 1991. He currently serves as President and General Counsel for Bancorp and Chief Executive Officer, President and General Counsel for Great Southern. Prior to joining Great Southern, Mr. J. Turner was an attorney with the Kansas City, Missouri law firm of Stinson, Mag and Fizzell. Mr. J. Turner is the son of William V. Turner.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF THE NOMINEES NAMED IN THIS PROXY STATEMENT.


                             THE BOARD OF DIRECTORS

INFORMATION WITH RESPECT TO THE CONTINUING DIRECTORS

     In addition to the nominees proposed to serve on the Bancorp Board of Directors, the following individuals are also members of the Bancorp Board, for a term ending on the date of the annual meeting of stockholders in the year indicated. The principal occupation and business experience for the last five years and certain other information with respect to each continuing director of Bancorp is set forth below. The information concerning the continuing directors has been furnished by them to Bancorp.

DIRECTOR SERVING A THREE-YEAR TERM EXPIRING AT THE 2001 ANNUAL MEETING

     William V. Turner, age 67, has served as the Chairman of the Board and Chief Executive Officer of Great Southern since 1974 and President of Great Southern from 1974 to 1997. Mr. W. Turner has served in similar capacities with Bancorp since incorporation in 1989. Mr. W. Turner has also served as Chairman of the Board and President of Great Southern Financial Corporation (an affiliate of Bancorp) since incorporation in 1974, Chairman of the Board and President of Appraisal Services, Inc. (an affiliate of Bancorp) since incorporation in 1976 and Chairman of the Board of Great Southern Capital Management, Inc. (an affiliate of Bancorp) since its formation in 1988. Mr. W. Turner is the father of Joseph W. Turner, who is a director and the President and General Counsel of Bancorp, and the Chief Executive Officer, President and General Counsel for Great Southern.

DIRECTORS SERVING A THREE-YEAR TERM EXPIRING AT THE 2002 ANNUAL MEETING

           William E. Barclay, age 70, was first elected a Director of Great Southern in 1975 and of Bancorp in 1989. Mr. Barclay is the founder and has served as President and/or Chairman of Auto-Magic Full Service Car Washes in

Springfield, Missouri since 1962. Mr. Barclay also founded Barclay Love Oil Company in Springfield, Missouri in 1964 and founded a chain of Ye Ole Buggy Bath Self-Service Car Washes in Springfield, Missouri in 1978 and opened a franchise of Jiffy Lube in Springfield, Missouri in 1987. None of these entities are affiliated with Bancorp.

     Larry D. Frazier, age 62, was first elected a Director of Great Southern and of Bancorp in May 1992. Mr. Frazier was elected a Director of Great Southern Financial Corporation (an affiliate of Bancorp) in 1976, where he served until his election as Director of Great Southern and Bancorp. Mr. Frazier is retired from White River Valley Electric Cooperative in Branson, Missouri, where he served as President and Chief Executive Officer from 1975 to 1998. This entity is not affiliated with Bancorp.

                      DIRECTORS' MEETINGS AND COMMITTEES OF
                             THE BOARD OF DIRECTORS

MEETINGS OF THE BOARD AND COMMITTEES OF THE BOARD

     The Board of Directors of Bancorp meets monthly and may have additional special meetings upon the request of one third of the directors then in office (rounded up to the nearest whole number) or upon the request of the President. The Board of Directors of Bancorp is authorized to appoint various committees and has formed the Audit Committee, the Business Development Committee, the Compensation Committee and the Stock Option Committee. The Board of Directors has not formed a nominating or any other committees. The Board of Directors of Bancorp held 15 meetings during the last calendar year. During the last calendar year, all of the directors attended 75% or more of the aggregate of (i) the total number of meetings of the Board of Directors and (ii) the total number of meetings held by all committees of the Board on which such director served.

     Bancorp has an Audit Committee of the Board of Directors, consisting entirely of outside directors whose members are: Powell (Chairman), Frazier and Barclay. The Audit Committee held one meeting during the last fiscal year. The Audit Committee reviews the adequacy of the structure of Bancorp's financial organization and the proper implementation of the financial and accounting policies of Bancorp. The Audit Committee also reviews with Bancorp's outside auditors the scope of the audit prior to its commencement and the results of the audit before the Annual Report to the Stockholders is published. More specifically, the Audit Committee (a) reviews Bancorp's accounting and financial policies and procedures with emphasis on any major changes during the year, (b) reviews the results of the audit for significant items and inquires as to whether the outside auditors are completely satisfied with the audit results, discussing any recommendations and comments the auditors may have, (c) reviews the relationship between Bancorp's internal auditors and the outside auditors, the adequacy of the internal audit staff, the utilization of the internal audit staff, and the utilization of the internal auditors to expedite the audit and minimize the audit fee, (d) ascertains the degree of cooperation of Bancorp's financial and accounting personnel with the outside auditors, and (e) recommends to Bancorp's Board of Directors the independent auditors for Bancorp and its subsidiaries.

     The Stock Option Committee is comprised of Directors Frazier (Chairman), Barclay and Powell. The Committee held one meeting in Calendar Year 1999 and will meet as necessary to consider proposals for the granting of Incentive Stock Options and other awards to employees.

     The Compensation Committee, which consists solely of disinterested outside directors, is comprised of Directors Barclay (Chairman), Frazier and Powell. The Compensation Committee is responsible for reviewing and evaluating executive compensation and administering the compensation and benefit programs of Bancorp and its subsidiaries. The Committee met one time in Calendar Year 1999. Bancorp's Compensation Committee's Report on Executive Compensation is set forth under "Executive Compensation."

DIRECTORS' COMPENSATION

           Directors of Bancorp receive a monthly fee of $250, which is the only compensation paid to such directors by Bancorp. Directors of Great Southern receive a monthly fee of $1,250 except the Chairman of the Board of Directors who receives a monthly fee of $1,650. The Director of Great Southern Financial Corporation, Great Southern Capital Management, Inc. and Appraisal Services, Inc., who is William V. Turner, receives a monthly fee of $600, $0 and $100, respectively, for his service on such boards. The directors of Bancorp and its subsidiaries are not paid any fees for committee service other than the Business Development Committee, which pays a monthly fee of $200, and are not reimbursed for their costs in attending the Board of Directors or any committee meetings.

BOARD OF DIRECTORS OF SUBSIDIARIES

     Bancorp, as sole stockholder, elects the directors of its subsidiaries. Currently, William K. Powell, William E. Barclay, Larry D. Frazier, William V. Turner, Joseph W. Turner, Don M. Gibson (Vice Chairman and Executive Vice President) and Albert F. Turner (brother of William V. Turner and uncle of Joseph W. Turner) serve as directors of Great Southern, and Mr. William V. Turner is the sole director of Bancorp's other subsidiaries. The directors of Great Southern and Bancorp's other subsidiaries also serve until their successors are elected and qualified, or as otherwise provided in the respective company's bylaws.

INDEBTEDNESS OF MANAGEMENT AND TRANSACTIONS WITH CERTAIN RELATED PERSONS

     Great Southern, like many financial institutions, has from time to time extended loans to its officers, directors and employees, generally for the financing of their personal residences, at favorable interest rates. Generally, residential loans have been granted at interest rates 1% above Great Southern's cost of funds, subject to annual adjustments. Other than the interest rate, these loans have been made in the ordinary course of business, on substantially the same terms and collateral as those of comparable transactions prevailing at the time, and, in the opinion of management, do not involve more than the normal risk of collectibility or present other unfavorable features. All loans by Great Southern to its directors and executive officers are subject to regulations restricting loans and other transactions with affiliated persons of Great Southern. Great Southern may also grant loans to officers, directors and employees, their related interest and their immediate family members in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those rates prevailing at the time for comparable transactions with other persons which, in the opinion of management, do not involve more than the normal risk of collectibility or present other unfavorable features.

     No directors, executive officers or their affiliates, had aggregate indebtedness to Great Southern on such below market rate loans exceeding $60,000 at any time since January 1, 1999 except as noted below.


                                                                             Largest
                                                                              Amount
                                                                           Outstanding     Balance      Interest
                                                              Date of         Since          as of      Rate-at
      Name                  Position                           Loan          01/01/99     12/31/99      12/31/99           Type
---------------------    -------------------------------     ---------     ------------  ----------     ---------  ----------------

William V. Turner        Chairman and CEO                    08/30/95        $323,169    $318,121         5.50%    Home Mortgage

Don M. Gibson            Executive Vice President, COO       12/30/97         217,204     214,172         5.45%    Home Mortgage
                          and Secretary                      10/20/98          29,859      29,426         8.50%    Home Equity Line

Joseph W. Turner         President and General Counsel       09/21/98         299,357     295,168         5.33%    Home Mortgage

Richard L. Wilson        Senior Vice President and           02/06/98         407,295     401,165         5.43%    Home Mortgage
                         CFO of Great Southern Bank          10/31/98          51,510         ---          n/a     Home Equity Line

Steven G. Mitchem        Senior Vice President and           06/30/98         168,524     166,150         5.26%    Home Mortgage
                         Senior Lending Officer of           10/05/99          15,025         ---          n/a     Consumer
                         Great Southern Bank

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

     The following table sets forth information concerning the compensation of the Chief Executive Officer and the other executive officers who served in such capacities during the calendar year 1999 with compensation of $100,000 or more.


                                                                                                Long-Term
                                                                                              Compensation
                                                         Annual Compensation                     Awards
                                     ---------------------------------------------------      -------------            All Other
                                                                                              Options/SARs           Compensation
Name and Principal Position              Year                Salary $          Bonus $           (#)(1)                ($)(2)
--------------------------------     -----------------       ---------         --------        ------------          ------------
William V. Turner                    Calendar 1999            260,061          100,000            5,000                38,140
  Chairman of the Board              Calendar 1998            285,922          215,000            5,000                34,114
   and Chief Executive Officer       Fiscal June 1998         289,593          191,732            7,500                 5,290
                                     Fiscal June 1997         263,394          131,951           30,000                 3,632

Don M. Gibson                        Calendar 1999            151,352           50,000            5,000                21,940
  Executive Vice President,          Calendar 1998            153,068              ---            5,000                10,424
    Chief Operating Officer and      Fiscal June 1998         162,706              ---            5,000                 5,150
    Secretary(3)                     Fiscal June 1997         138,321              ---           15,000                 3,596

Joseph W. Turner                     Calendar 1999            137,951           50,000            5,000                24,562
  President and General              Calendar 1998            133,303              ---            5,000                13,425
    Counsel                          Fiscal June 1998         145,000              ---            5,000                 4,611
                                     Fiscal June 1997         122,583              ---           15,000                 3,130

-----------------

(1) Option numbers have been adjusted to reflect the October 21, 1996 2-for-1 stock split, where applicable.
(2) Calendar 1999 includes (a) director fees (Mr. W. Turner $31,200, Mr. Gibson $7,500 and Mr. J. Turner $10,500) paid by Bancorp and its subsidiaries; (b) company matching contributions to Bancorp's 401K Plan (Mr. W. Turner $2,374, Mr. Gibson $2,384 and Mr. J. Turner $2,385); and
        (c) term life insurance premiums paid by Great Southern for the benefit of Messrs. W. Turner, Gibson, and J. Turner of $540 each.
(3)     Mr. Gibson retired on February 15, 2000.

OPTION GRANTS DURING THE CALENDAR YEAR ENDED DECEMBER 31, 1999

     The following table sets forth options to acquire shares of Bancorp's Common Stock which were granted to the executive officers named in the Summary Compensation Table during the Calendar Year 1999.

                                                        OPTIONS GRANTS IN 1999


                                                                 Individual Grants
                         --------------------------------------------------------------------------------------------------

                         Number of
                         Securities          % of Total                                              Potential Realizable
                         Underlying           Options                                                  Value at Assumed
                          Options            Granted to                                                 Annual Rate of
                          Granted               All            Exercise or                                Stock Price
                        (number of           Employees          Base Price         Expiration        Appreciation for
   Name                 shares)(1)           in 1999         ($ per share)            Date              Option Term
--------------------    -----------          -----------     --------------        -----------     ------------------------
                                                                                                        5%            10%
                                                                                                   --------      ----------
William V. Turner          5,000                6.8%             $24.1310           12-15-2004      $33,335       $ 73,661
Don M. Gibson              5,000                6.8               21.9375           12-15-2009       68,982        174,814
Joseph W. Turner           5,000                6.8               24.1310           12-15-2004       33,335         73,661

----------------

(1) Shares for William V. Turner and Joseph W. Turner vest 25% per year after a one year holding period beginning on the date of the grant (December 15, 1999) and must be exercised within 5 years of the grant. Shares for Don M. Gibson vest 25% per year after a two year holding period beginning on the date of the grant (December 15, 1999) and must be exercised within 10 years of the grant.

OPTION EXERCISES AND CALENDAR YEAR-END VALUES

           The following table sets forth all stock options exercised by the named executives during the calendar year 1999 and the number and value of unexercised options held by such executive officers at the calendar year-end.

                                                                Number of Securities             Value of Unexercised
                                                               Underlying Unexercised                in-the-money
                                                             Options at Fiscal Year-End      Options at Fiscal Year-End(2)
                          Shares                         ---------------------------------   -------------------------------
                        Acquired on        Value
                          Exercise       Realized(1)     Exercisable         Unexercisable   Exercisable       Unexercisable
                        -----------      -----------     -----------         -------------   -----------       -------------
William V. Turner         28,152         $642,218          57,500                20,000        $441,383            $55,688
Don M. Gibson              8,750           73,826           3,750                25,000          41,483            123,358
Joseph W. Turner           2,000           24,063          34,560                15,000         324,176             29,906

------------------

(1) Value realized is calculated based on the difference between the option exercise price and the closing market price of Bancorp's Common Stock on the date of exercise multiplied by the number of shares to which the exercise relates.

(2) The value of unexercised options was calculated at a per share price of $22.00 less the exercise price per share. The closing price of Bancorp's Common Stock as reported on the NASDAQ National Market System on December 31, 1999 was $22.00 per share.

EMPLOYMENT AGREEMENTS

     William V. Turner, Don M. Gibson and Joseph W. Turner (the "Employees") have entered into employment agreements with Great Southern (the "Employment Agreements"). The Employment Agreements provide that Great Southern may terminate the employment of any of the Employees for "cause," as defined in the Employment Agreements, at any time. The Employment Agreements also provide that in the event Great Southern chooses to terminate the employment of any of the Employees for reasons other than for cause, or in the event any of the Employees resigns from Great Southern upon the failure of the Great Southern Board of Directors to reelect any of the Employees to his current office or upon a material lessening of his functions, duties or responsibilities, such employee would be entitled to the payments owed for the remaining term of the agreement. If the employment of any of the Employees is terminated in connection with or within 12 months of a "change in control" of Great Southern or Bancorp, each of the Employees would be entitled to (i) a lump sum payment equal to 299% of the employee's base amount of compensation as defined in Section 280G(b)(3) of the Internal Revenue Code of 1986, as amended (the "Internal Revenue Code"), and
(ii) continued payment of his salary under the applicable Employment Agreement for the term of the agreement. If Messrs. W. Turner, Gibson and J. Turner had been entitled to the lump sum payments described in clause (i) of the preceding sentence as of December 31, 1999, such payments would have amounted to $1,277,283, $456,214 and $368,320, respectively. Mr. Gibson retired effective on February 15, 2000 and his employment agreement is no longer in effect.

BENEFITS

     Pension Plan. Great Southern's employees are included in the Pentegra Retirement Fund, a multiple employer comprehensive pension plan. This noncontributory defined benefit retirement plan covers all employees who have met minimum service requirements.

     The following table illustrates annual pension benefits payable upon retirement, subject to limits established by Federal law, based on various levels of compensation and years of service and assuming payment in the form of a straight-life annuity. Covered compensation includes all regular and overtime pay excluding bonuses and commissions. At December 31, 1999, Messrs. W. Turner, Gibson and J. Turner had 24, 23 and 7 years, respectively, of credited service under the pension plan. Since the pension plan is fully funded, there were no contributions during the Calendar Year 1999 for Messrs. W. Turner, Gibson and J. Turner.

                                                                    Years of Service
          Average Annual                 ---------------------------------------------------------------------
       Covered Compensation                 10                   20                  30                  40
-----------------------------------      --------           ----------          ---------           ----------
$ 50,000...........................      $10,000            $ 20,000            $ 30,000             $ 40,000
 100,000...........................       20,000              40,000              60,000               80,000
 150,000...........................       30,000              60,000              90,000              120,000
 200,000...........................       40,000              80,000             120,000            130,000(1)
 250,000...........................       50,000             100,000           130,000(1)           130,000(1)
 300,000...........................       60,000             120,000           130,000(1)           130,000(1)
 350,000...........................       70,000           130,000(1)          130,000(1)           130,000(1)

----------------

(1) The maximum retirement benefit currently permitted by federal law is $130,000 per year for this type of plan.

REPORT ON EXECUTIVE COMPENSATION(1)

     General. The Compensation Committee (the "Committee") of Bancorp, which consists solely of disinterested outside directors, administers the compensation and benefit programs of Bancorp and its subsidiaries and determines the compensation of senior management. The Committee is responsible for setting and administering the policies which govern annual compensation. During Calendar Year 1999, the compensation of Great Southern's executive officers was based upon the recommendations of the Committee, consisting of Directors Barclay, Powell and Frazier, whose recommendations were reviewed by the full Board of Directors. The Committee met one time during Calendar Year 1999.

     Historically, the compensation of executive officers at Great Southern was cash compensation based on levels of individual performance. As part of the conversion from a mutual thrift to a stock thrift in December 1989 (the "Conversion"), the Board of Directors of Bancorp adopted certain employment contracts, employment termination agreements and stock option plans in recognition of management's success in resolving problem assets and responding to the impact of adverse regulatory changes. Following the Conversion, the Committee focused its evaluation of executive compensation to include operating performance and the creation of shareholder value. The Committee recognizes that the stock form of ownership provides equity-based compensation opportunities, such as stock options, that create management incentives for increased earnings and stock appreciation. The Committee believes that these equity-based compensation programs are essential to attract, motivate and retain executives of outstanding abilities.

     During Calendar Year 1999, the Committee evaluated executive compensation with the intent of meeting the following objectives:

     -- maintain the financial strength, safety and soundness of Bancorp and Great Southern;
     -- reward and retain key personnel by compensating them at the middle to upper levels of compensation for comparable financial institutions;
     --  focus management on long term goals through long-term incentives;
     -- contain fixed costs by de-emphasizing fixed pay while emphasizing variable pay based on performance;
     --  provide fair, reasonable and competitive base salaries;
     -- provide the opportunity to earn additional compensation if Bancorp's stockholders experience long-term increases in the value of Bancorp stock; and
     -- emphasize long-term stock ownership of Bancorp stock by executive officers.

     In addition to base salary, annual bonus and stock options, the Committee also takes into account the full compensation package afforded by Bancorp to the individual, including pension benefits, supplemental retirement benefits, termination agreements, insurance and other benefits.

     BASE SALARIES. The Committee has reviewed the salary arrangements pursuant to employment contracts for the Chief Executive Officer ("CEO"), the President and General Counsel and the Executive Vice President and Chief Operating Officer. These contracts reflect a base salary level commensurate with the duties and responsibilities of senior executives of a publicly held bank holding company. In establishing the base salary for Mr. W. Turner, the Committee considered the CEO's responsibilities associated with the continued success of Bancorp since Conversion. For the other executives listed in the compensation table and the other executive officers, the Committee took into account the responsibilities of the position and the experience level of the individual executive and the financial performance of Bancorp. The evaluation of individual performance is an inherently subjective process.

-----------------

(1) The Bancorp Compensation Committee Report on Executive Compensation and the Stock Performance Graph included herein shall not be incorporated by reference into any filings under the Securities Act of 1933 or the Exchange Act, either as amended, notwithstanding the incorporation by reference of the Proxy Statement into any such filings.

     BONUS. Bancorp's CEO, President and Executive Vice President are also eligible to receive an annual cash bonus based on the calendar year performance of Great Southern. To determine the bonus, the Committee reviews actual financial performance based on levels of return on equity, return on assets, peer comparisons and overall financial results of Bancorp. Payment of any incentive compensation thereunder is subject to compliance with all applicable capital requirements and conditions and qualifications established by the Board of Directors. The current bonus plan is one-half percent, one-quarter percent and one-quarter percent, respectively, for Messrs. W. Turner, J. Turner and Gibson of pre-tax calendar year net income of Bancorp.

     In calendar year 1999, Mr. W. Turner, Mr. J. Turner and Mr. Gibson were awarded bonuses of $100,000, $50,000 and $50,000, respectively, compared to bonuses of $215,000, $0 and $0 in calendar year 1998.

     OPTION PLANS. In 1989, Bancorp's stockholders approved the Bancorp's 1989 Stock Option Plan and in 1997 Bancorp's stockholders approved the Bancorp's 1997 Stock Option Plan. Both are an integral part of the executive compensation program. The plans are designed to encourage ownership and retention of Bancorp's stock by key employees as well as non-employee members of the Board of Directors. Through the stock options available under the plans, the objective of aligning key employees' long-range interest with those of stockholders may be met by providing key employees with the opportunity to build, through the achievement of corporate goals, a meaningful stake in Bancorp. The Stock Option Committee, consisting of Directors Albert Turner, Barclay and Powell considers additional options each year as needed to attract and retain employees. The Stock Option Committee, with the approval of the Board of Directors, awarded the following options in Calendar Year 1999: William V. Turner 5,000, Don M. Gibson 5,000 and Joseph W. Turner 5,000. Further detail about the options granted in 1999 can be found under the table "Option Grants in 1999."

Dated as of January 19, 2000
Compensation Committee

WILLIAM E. BARCLAY          WILLIAM K. POWELL             LARRY D. FRAZIER

STOCK PERFORMANCE GRAPH

           The following graph sets forth the yearly percentage change in the cumulative total stockholder return in the Company's Common Stock for the four fiscal years ended June 30, 1998, the short fiscal year ended December 31, 1998, and the year ended December 31, 1999 compared with the cumulative total returns of the NASDAQ U.S. Stock Index and the NASDAQ Financial Stocks Index for the same periods. The graph assumes $100 invested in the Company's common stock on June 30, 1994. Total return also assumes reinvestment of dividends.

                 COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN


[LINE GRAPH:  COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN]




                       6/94    6/95    6/96    6/97    6/98    12/98    12/99

GSBC                   $100    $134    $197    $236    $379    $364     $339
NASDAQ US Companies    $100    $133    $171    $208    $274    $321     $581
NASDAQ Financial       $100    $114    $149    $218    $284    $267     $264

             PRINCIPAL STOCKHOLDERS AND STOCKHOLDINGS OF MANAGEMENT

     The following table sets forth certain information as of the Record Date as to those persons believed by management of Bancorp to be beneficial owners of more than five percent of Bancorp's outstanding shares of Common Stock. Persons, legal or natural, and groups beneficially owning in excess of five percent of Bancorp's Common Stock are required to file certain reports regarding such ownership with Bancorp and with the United States Securities and Exchange Commission (the "SEC") in accordance with the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Where appropriate, historical information set forth below is based on the most recent Schedule 13D or 13G filed on behalf of such person with Bancorp. Other than those persons listed below, management is not aware of any person or group that owns more than five percent of Bancorp's Common Stock as of the Record Date. The holders have sole voting and dispositive power, unless otherwise noted.



                                           Amount and
     Name and Address                 Nature of Beneficial        Percent of
     of Beneficial Owner                   Ownership                Class(2)
----------------------------------    ---------------------       -----------

William V. Turner                           1,066,071(3)             14.51%
Ann S. Turner
Turner Family Limited Partnership
925 St. Andrews Circle
Springfield, MO 65809

Robert M. Mahoney                             486,184                 6.67
Joyce B. Mahoney
Tri-States Service Company
909 E. Trafficway
Springfield, MO 65802

Earl A. Steinert, Jr.                         460,500                 6.32
1736 E. Sunshine
Springfield, MO 65804

--------------------

(1) Under Rule 13d-3 under the Exchange Act, share amounts shown for Bancorp's officers and directors include shares that they may acquire upon the exercise of options that are exercisable at the Record Date or will become exercisable within 60 days of such date. The holders may disclaim beneficial ownership of the included shares which are owned by or with family members, trusts or other entities.
(2) The percentage ownership is based on the number of shares outstanding as of the Record Date.
(3) This figure includes 77,500 shares which may be acquired through option exercises by William V. Turner. This figure also includes 34,421 shares held in various capacities by Ann S. Turner, Mr. W. Turner's wife, which Mr. W. Turner may be deemed to beneficially own, 19,826 shares held by the Turner Family Foundation which Mr. and Mrs. Turner may be deemed to beneficially own and 783,012 shares held by the Turner Family Limited Partnership which Mr. and Mrs. W. Turner may be deemed to beneficially own. Mr. W. Turner disclaims beneficial ownership as to shares beneficially owned by Ann S. Turner and the Turner Family Foundation. This figure also includes 171,124 shares held in various capacities by William V. Turner, Mrs. Turner's husband, which Mrs. Turner may be deemed to beneficially own. Mrs. Turner disclaims beneficial ownership as to shares beneficially owned by William V. Turner and the Turner Family Foundation.
(4) Due to the rules for determining beneficial ownership, the same securities may be attributed as being beneficially owned by more than one person. These disclosures are based on: (i) a 13D filing dated October 20, 1994 by William V. Turner, Ann S. Turner and the Turner Family Limited Partnership; (ii) a 13D filing dated November 11, 1994 by Earl A. Steinert, Jr.; (iii) a 13D filing dated April 22, 1997 by Robert M. Mahoney, Joyce B. Mahoney and Tri-States Service Company.

STOCK OWNERSHIP OF MANAGEMENT

     The following table sets forth information as of the Record Date, as to shares of Common Stock beneficially owned by the directors and nominees named under "Election of Directors" and "The Board of Directors" above, the executive officers named in the Summary Compensation Table above and the directors and all executive officers of Bancorp as a group. Each beneficial owner listed has sole voting and dispositive power with respect to the shares of Common Stock reported, except as otherwise indicated.



                                           Amount and
                                      Nature of Beneficial           Percent of
     Name                                 Ownership(1)                  Class
--------------------------------      --------------------           ----------
William V. Turner                         1,066,071(2)                14.51%
William E. Barclay                           55,596(3)                  .76
Larry D. Frazier                               62,500                   .86
William K. Powell                             194,940                  2.67
Albert F. Turner                             45,262(4)                  .62
Don M. Gibson                                 301,314                  4.13
Joseph W. Turner                             58,290(5)                  .80
Directors and Executive Officers
  as a Group (9 persons)                  1,887,649(6)                25.55

---------------

(1) Under Rule 13d-3 under the Exchange Act, share amounts shown for Bancorp's officers and directors include shares that they may acquire upon the exercise of options that are exercisable at the Record Date or will become exercisable within 60 days of such date. The holders may disclaim beneficial ownership of the included shares which are owned by or with family members, trusts or other entities.
(2) For a detailed discussion of the nature of Mr. W. Turner's ownership, see Footnote 1 to the table of beneficial owners set out above.
(3) Mr. Barclay shares voting and dispositive power with his spouse with respect to all shares.
(4) Mr. Albert Turner shares voting and dispositive power with his spouse with respect to all shares.
(5) This figure includes 34,560 shares that may be acquired through option exercises.
(6) The figure includes 99,448 shares that may be acquired through option exercises by all directors and executive officers as a group.

                PROPOSAL 2. RATIFICATION OF INDEPENDENT AUDITORS

     Bancorp's and its subsidiaries' independent auditors for the calendar year ended December 31, 1999 were Baird, Kurtz and Dobson. Bancorp's Board of Directors, upon the recommendation of its Audit Committee, has selected Baird, Kurtz and Dobson to continue as independent auditors for Bancorp and its subsidiaries for the calendar year ending December 31, 2000, subject to ratification of such appointment by the stockholders. A representative of Baird, Kurtz and Dobson is expected to attend the Annual Meeting and will be given an opportunity to make a statement if such representative desires to do so and will also be available to respond to appropriate questions from stockholders present at the Annual Meeting.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF THE SELECTION OF BAIRD, KURTZ AND DOBSON AS THE INDEPENDENT AUDITORS OF BANCORP.

NOTICE OF BUSINESS TO BE CONDUCTED AT AN ANNUAL MEETING AND STOCKHOLDER NOMINATIONS FOR DIRECTORS

     The Bylaws of Bancorp provide an advance notice procedure for certain business to be brought before the Annual Meeting by stockholders entitled to vote at the Annual Meeting. In order for a stockholder to properly bring business before the Annual Meeting, the stockholder must give written notice to the Secretary of Bancorp by the Deadline. The "Deadline" means the time that is thirty (30) days before the time originally fixed for such meeting; provided, however, that in the event that less than forty (40) days notice or prior public disclosure of the date of the meeting is given or made to stockholders, the "Deadline" means the close of business on the tenth day following the date on which such notice of the date of the Annual Meeting was mailed or such public disclosure was made. The notice must include the stockholder's name and address (as they appear in Bancorp's records), the number of shares owned by the stockholder, describe briefly the proposed business and the reasons for bringing the business before the Annual Meeting, and any material interest of the stockholder in the proposed business.

     The Bylaws also require certain advance notice for stockholder nominations of candidates to be a director of Bancorp. Only stockholders entitled to vote for the election of directors at a meeting of stockholders may nominate for such meeting candidates to be a director of Bancorp, and only persons who are nominated in accordance with the procedures set forth in the Bylaws shall be eligible for election as directors. The Bylaws specify that such nominations shall be made by timely notice in writing to the Secretary of Bancorp. To be timely, a stockholder's notice must be received at the principal executive offices of the Bancorp not less than 30 days prior to the date of the meeting; provided, however, that in the event that less than 40 days' notice or prior disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the 10th day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made. Such stockholder's notice shall set forth (i) as to each person whom such stockholder proposes to nominate for election or re-election as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to the Exchange Act (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected); and (ii) as to the stockholder giving the notice (x) the name and address, as they appear on the Corporation's books, of such stockholder and (y) the class and number of shares of the Corporation's capital stock that are beneficially owned by such stockholder. At the request of the Board of Directors, any person nominated by the Board of Directors for election as a director shall furnish to the Secretary of Bancorp that information required to be set forth in a stockholder's notice of nomination which pertains to the nominee.

     Although the Bylaws do not give the Board of Directors any power to approve or disapprove of stockholder nominations for the election of directors or any other business desired by a stockholder to be conducted at the Annual Meeting, the Bylaws may have the effect of precluding a nomination for the election of directors or precluding the conduct of business at a particular meeting if the proper procedures are not followed, and may discourage or deter a third party from conducting a solicitation of proxies to elect its own slate of directors or otherwise attempt to obtain control of Bancorp, even if the conduct of such business or such attempt might be beneficial to Bancorp and its stockholders.

OTHER MATTERS WHICH MAY PROPERLY COME BEFORE THE MEETING

     The Board of Directors knows of no business that will be presented for consideration at the Annual Meeting other than the proposals discussed in this Proxy Statement. If, however, other matters are properly brought before the Annual Meeting, it is the intention of the Proxies of Bancorp to vote the shares represented thereby on such matters in accordance with their best judgment.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act requires Bancorp's directors, certain of its officers and persons who own more than ten percent of the Common Stock, to file reports detailing their ownership and changes of ownership in the Common Stock with the SEC and to furnish Bancorp with copies of all such ownership reports. Based solely on Bancorp's review of the copies of such ownership reports furnished to Bancorp, and written representations relative to the filing of certain forms, Bancorp is aware of one late filing for Ann S. Turner for one transaction in December 1998 and one transaction in January 1999, one late filing for Joseph W. Turner for ten transactions from April 1997 to April 1999, one late filing for William V. Turner for one transaction in December 1998 and one transaction in January 1999, one late filing for Don M. Gibson for three transactions occurring in January 1999 to July 1999 and January 2000, and one late filing by Richard L. Wilson for three transactions in December 1999.

STOCKHOLDER PROPOSALS

     Bancorp anticipates holding its 2001 Annual Meeting in May 2001 and anticipates mailing proxy materials for that meeting by approximately early April 2001. Accordingly, stockholders of Bancorp wishing to include proposals in the proxy materials in connection with the Annual Meeting of Bancorp to be held in 2001 must submit the same in writing so as to be received by the Secretary of Bancorp at the executive office of Bancorp on or before October 16, 2000. Such proposals must also meet the other requirements of the rules of the SEC relating to stockholders' proposals and, as with any stockholder proposal (regardless of whether included in Bancorp's proxy materials), Bancorp's Certificate of Incorporation and Bylaws and Delaware law. Under the proxy rules, in the event that Bancorp receives notice of a stockholder proposal to take action at the next Annual Meeting that is not submitted for inclusion in Bancorp's proxy materials, or is submitted for inclusion but is properly excluded from such materials, the persons named in the form of proxy sent by Bancorp to its stockholders intend to exercise their discretion to vote on such proposal in accordance with their best judgment if notice of the proposal is not received at the executive office of Bancorp by the Deadline (as defined above, see "Notice of Business to be Conducted at an Annual Meeting and Stockholder Nominations for Directors"). In addition to the provision of the proxy rules regarding discretionary voting authority described in the preceding sentence, Bancorp's Bylaws provide that if notice of a stockholder proposal to take action at the next Annual Meeting is not received at the executive office of Bancorp by the Deadline, such proposal will not be recognized as a matter proper for submission to Bancorp's stockholders and will not be eligible for presentation at such meeting.

     A COPY OF BANCORP'S ANNUAL REPORT ON FORM 10-K FOR THE PERIOD ENDED DECEMBER 31, 1999, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, EXCLUDING EXHIBITS, WILL BE FURNISHED WITHOUT CHARGE TO STOCKHOLDERS AS OF THE RECORD DATE UPON WRITTEN REQUEST TO THE SECRETARY, GREAT SOUTHERN BANCORP, INC., P.O. BOX 9009, SPRINGFIELD, MISSOURI 65808-9009. THE COMPANY WILL ALSO FURNISH TO SUCH STOCKHOLDERS A COPY OF ANY EXHIBIT TO THE FORM 10-K UPON WRITTEN REQUEST TO THE SECRETARY OF THE COMPANY AT THE ABOVE ADDRESS AND THE PAYMENT OF THE COMPANY'S REASONABLE EXPENSES IN FURNISHING SUCH EXHIBIT(S).

                                    By Order of the Board of Directors

                                    /s/ Larry Larimore

                                    Larry Larimore, Secretary

Springfield, Missouri
March 29, 2000

     YOU ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING IN PERSON. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, YOU ARE REQUESTED TO SIGN AND PROMPTLY RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

                                      PROXY
                          GREAT SOUTHERN BANCORP, INC.

/X/ PLEASE MARK VOTES AS IN THIS EXAMPLE

ANNUAL MEETING OF STOCKHOLDERS                                       MAY 3, 2000

     The undersigned hereby revokes all proxies previously given with respect to all shares of common stock, $.01 par value, of Great Southern Bancorp, Inc. ("Bancorp") which the undersigned is entitled to vote at the annual meeting of stockholders of Bancorp for the calendar year ended December 31, 1999 (the
"Annual Meeting") and appoints the official proxy committee of Bancorp, consisting of William V. Turner, Joseph W. Turner and William K. Powell, each with full power of substitution, to act as attorneys-in-fact for the undersigned for the purpose of voting such stock at the Annual Meeting, to be held at The Missouri Sports Hall of Fame, 3861 E. Stan Musial Drive, Springfield, Missouri on May 3, 2000, at 10:00 a.m., local time, and at any and all adjournments or postponements thereof, as fully and with the same effect as the undersigned might or could do if personally present as follows:


                                               For         Withhold
1. The election of 2 directors:

   WILLIAM K. POWELL                           / /         / /
   JOSEPH W. TURNER                            / /         / /


                                               For         Against     Abstain

2. The ratification of the selection of        / /         / /         / /
Baird, Kurtz and Dobson as independent
auditors for the year ending
December 31, 2000.

3. In their discretion, the proxies are        / /         / /         / /
authorized to vote upon such other
business as may properly come before
the Annual Meeting.

PLEASE CHECK BOX IF YOU PLAN TO ATTEND THE MEETING.        / /

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE LISTED PROPOSALS. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE DEEMED TO CONFER AUTHORITY TO VOTE FOR ANY NOMINEE AND THIS PROXY WILL BE VOTED "FOR" PROPOSALS 1 AND 2.

This Proxy may be revoked in the manner described in the Proxy Statement dated March 29, 2000, receipt of which is hereby acknowledged.

Please sign exactly as your name appears hereon. When shares are held by joint tenants, both should sign. When signing as an attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.





Please be sure to sign and date Date this Proxy in the box below.


-------------------------------         ---------------------------------------
Stockholder sign above                  Co-holder (if any) sign above



-Detach above card, sign, date and mail in postage paid envelope provided.-


                          GREAT SOUTHERN BANCORP, INC.


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                               PLEASE ACT PROMPTLY
                     SIGN, DATE & MAIL YOUR PROXY CARD TODAY
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